UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 4, 2021

Date of Report

(Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-0664764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34-48 Linden Place, Flushing, NY 11354	11101
(Address of Principal Executive Offices)	(Zip Code)

(718) 359-2518

(Registrant’s telephone number, including area code)

Former address: 2-39 54th Avenue, Long Island City, NY

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	IFMK	OTC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2022, Mr. Jiandong (Peter) Xu resigned as a director of iFresh, Inc. (the “Company”). Mr. Xu’s decision did not result from any disagreement with the Company relating to its operations, policies or practice.

On August 16, 2022, Mr. Wenbin Mu was elected to the Company’s board of director (the “Board”) by all members of the Board then in office to fill the vacancy on the Board resulting from the resignation of Mr. Xu.

There are no family relationships between Mr. Wenbin Mu and any director or other executive officer of the Company.

Mr. Wenbin Mu has been employed by Golden Source Capital, Inc., a crypto-currency company, as the Chief Marketing Officer since November 2020. He worked as a client relationship manager at Dennis Law firm from December 2011 to December 2019, and as the Chief Marketing Officer at SKT Technologies Inc., a company providing technology and communication services to food delivery online applications, from January 2019 to May 2020. Mr. Mu worked for Wanda Group Taiyuan Wanda Real Estate Development Co., Ltd., a real estate developer, as the Chief Marketing Officer from November 2006 to October 2008. From February 2004 to October 2006, he worked as the Chief Marketing Officer at Beijing Pengrun Real Estate Development Co., Ltd. From November 2002 to December 2003, he was the marketing manager of Jin Dian Group, a real estate development company. Mr. Mu has an MBA degree from Renmin University of China.

On August 4, 2022, Mr. Eddie Chang resigned as the CFO of the Company.

On August 16, 2022, Ms. Sufen Qin, a director, was appointed as the CFO of the Company. Ms. Qin will continue to be a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2022

iFRESH INC.

By:	/s/ Ping Zhou
Name:	Ping Zhou
Title:	Chief Executive Officer

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